NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN LAND ANNOUNCES LEASE SIGNING

NEW YORK, NEW YORK (December 18, 2014) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) announced today that its real estate business, Griffin Land, LLC, signed a five-year lease for approximately 196,000 square feet of its approximately 280,000 square foot warehouse facility currently under construction in the Lehigh Valley of Pennsylvania. This new warehouse facility is being developed on an approximately 50 acre parcel of undeveloped land that was acquired in 2012. Griffin Land expects construction of this building will be completed and commencement of this new lease will take place in mid 2015. The tenant has an option, exercisable during the first six months of the lease term, to lease the entire building. Griffin Land also has approvals for the development of an additional building of approximately 250,000 square feet on this land parcel. This development will be known as Lehigh Valley Tradeport II.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The forward-looking statements disclosed herein, including the statements concerning the timing of completion of construction of an approximately 280,000 square foot warehouse building in the Lehigh Valley and the commencement of a lease for approximately 196,000 square feet in that building, are based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin. Griffin’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various important factors, including those set forth in Item 1A under the heading “Risk Factors” of Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2013 filed with the Securities and Exchange Commission on February 13, 2014. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.